Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, MAY 8, 2018

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE QUARTER ENDED MARCH 31, 2018

Williamsburg, Virginia – May 8, 2018 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2018. The Company’s results include the following*:

	Three Months Ended
	March 31, 2018	March 31, 2017
	($ in thousands except per share data)
Total Revenue	$41,736	$38,695
Net (loss) income available to common stockholders	(238)	1,851

EBITDA	10,345	9,751
Hotel EBITDA	11,879	11,479

FFO	4,499	5,000
Adjusted FFO available to common stockholders	4,746	5,134

Net (loss) income per share available to common stockholders	$(0.02)	$0.13
FFO per share and unit	$0.29	$0.32
Adjusted FFO available to common holders per share and unit	$0.31	$0.32

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

Revenue and RevPAR.  For the three-month period ending March 31, 2018, Total Revenue increased 7.9% over the three-month period ending March 31, 2017.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the performance of the rooms participating in our rental program at the Hyde Resort & Residences, during the three-month period ending March 31, 2018, increased 6.6% over the three months ended March 31, 2017, to $112.03 reflecting a 4.6% decrease in occupancy and an 11.8% increase in average daily rate (“ADR”).

•

Common Dividends. As previously reported on May 1, 2018, the Company announced its quarterly dividend (distribution) on its common stock (and units) of $0.12 per share (and unit) to stockholders (and unitholders) of record as of June 15, 2018.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $11.9 million during the three-month period ending March 31, 2018, an increase of 3.5%, or approximately $0.4 million, from the three months ended March 31, 2017.

•

EBITDA. The Company generated EBITDA of approximately $10.3 million during the three-month period ending March 31, 2018, an increase of 6.1% or approximately $0.6 million compared to the three months ended March 31, 2017.

•	Adjusted FFO. For the three-month period ending March 31, 2018, Adjusted FFO decreased 7.5% or approximately $0.4 million from the three months ended March 31, 2017.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “The first quarter of 2018 started out slow, with January showing weakness, followed by a steady increase in business volume during February and March.  With Easter week occurring in the first quarter this year, some revenue migrated to the second quarter.  We believe the first half of 2018 will be strong in terms of performance for the Company.  The acquisition of the Hyatt Centric Arlington is a nice addition to the Company’s upper upscale portfolio.”

Balance Sheet/Liquidity

At March 31, 2018, the Company had approximately $35.6 million of available cash and cash equivalents, of which approximately $4.9 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $380.7 million in outstanding debt at a weighted average interest rate of approximately 4.94%.

On February 1, 2018, the Company drew down the final $5.0 million of loan proceeds available on the Hilton Wilmington Riverside mortgage loan after completing a significant portion of the renovation of the hotel and meeting certain other requirements under the loan documents.

On February 12, 2018, the Company and the Operating Partnership closed on a sale and issuance by the Operating Partnership of an aggregate $25.0 million of the 7.25% senior unsecured notes of the Operating Partnership, unconditionally guaranteed by the Company (the “7.25% Notes”), for net proceeds after estimated expenses of approximately $23.3 million.  The Operating Partnership used the net proceeds from this offering, together with existing cash on hand and $57.0 million of first and second lien asset-level mortgage indebtedness, to finance the acquisition of the Hyatt Centric Arlington hotel located in Arlington, Virginia (the “Arlington Hotel”) and for working capital.

On February 26, 2018, we entered into a First Amendment to the Loan Agreement, Amended and Restated Promissory Note, and other related documents with International Bank of Commerce to amend the terms of the mortgage loan on The Whitehall hotel located in Houston, TX.  Pursuant to the amended loan documents, the maturity date is extended until February 26, 2023, the loan amortizes on a 25-year schedule with payments of principal and interest beginning immediately, and the loan has an initial principal balance of $15.0 million, with no additional principal available.

On April 5, 2018, the Company drew down an additional $3.30 million of loan proceeds available on the Crowne Plaza Tampa Westshore mortgage loan.

Portfolio Update

On March 1, 2018, we acquired the Arlington Hotel from RP/HH Rosslyn Hotel Owner, LP for an aggregate purchase price of approximately $79.7 million.  Concurrent with the closing, we entered into an agreement with Highgate Hotels L.P. to manage the Arlington Hotel.  The management agreement has an initial term of three years commencing on March 1, 2018.   In connection with the acquisition, we entered into a loan agreement, a first and second promissory note (“Note A” and “Note B”, respectively), and other loan documents, including a guarantee by the Operating Partnership, to secure an aggregate $57.0 million mortgage (the “Mortgage Loan”) on the Arlington Hotel with Fifth Third Bank.  Pursuant to the Mortgage Loan documents, Note A is in the amount of $50.0 million; has a term of 3 years, with two 1-year extension options, each of which is subject to certain criteria and bears a floating interest rate of one-month LIBOR plus 3.00%.  Pursuant to the Mortgage Loan documents, Note B is in the amount of $7.0 million; has a term of 1-year, with two 1-year extension options, each of which is subject to certain criteria; bears a floating interest rate of three-month LIBOR plus 5.00%; and requires monthly principal payments of $100,000 during the initial 1-year term, $150,000 during the first 1-year extended term, and $250,000 during the second 1-year extended term, with interest payments due monthly on the outstanding principal amount during all three terms.

On April 2, 2018, the Company’s hotel in Wilmington, North Carolina was converted to the Hotel Ballast, a member of the Tapestry Collection by Hilton, following the completion of a $10.0 million renovation of the guest rooms and public space, which included the addition of two new food and beverage outlets the Board & Barrel Coastal Kitchen and the Buffalo Bayou.

At the Company’s hotel in Tampa, Florida, renovations are underway for an estimated $11.0 million renovation project in anticipation of a planned conversion in March 2019 from the Crowne Plaza Tampa Westshore to Hotel Alba, which we expect to become a member of the Tapestry Collection by Hilton.  As of March 31, 2018, we incurred costs totaling approximately $1.3 million toward this renovation.

2018 Outlook

As previously disclosed, set forth below is the Company’s guidance for 2018, which accounts for the impact of renovations at the Company’s hotels in Wilmington and Tampa, the issuance of the 7.25% Notes, and the acquisition of the Arlington Hotel.  The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2018 calendar year forecasts by STR for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2018, in thousands of dollars, except per share and RevPAR data:

	2018 Guidance
	Low Range	High Range

Total revenue	$167,750	$169,095
Net loss	(2,804)	(2,352)

EBITDA	40,997	41,481
Hotel EBITDA	46,997	47,581

FFO	15,843	16,352
Adjusted FFO available to common stockholders	15,873	16,493

Net loss per share available to common stockholders	$(0.21)	$(0.17)
FFO per share and unit	$1.04	$1.07
Adjusted FFO available to common holders per share and unit	$1.04	$1.08
Rev PAR	$106.23	$107.09
Hotel EBITDA margin	31.4%	31.6%

Earnings Call/Webcast

The Company will conduct its first quarter 2018 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, May 8, 2018. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 8, 2018 through May 7, 2019. To access the rebroadcast, dial 877-344-7529 and enter conference number 10118957.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until May 7, 2019.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, and an interest in the Hyde Resort & Residences, a luxury condo hotel. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Marriott International, Inc. brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; the Company’s intent to repurchase shares from time to time; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Investment in hotel properties, net	$438,649,721	$357,799,512
Cash and cash equivalents	30,673,556	29,777,845
Restricted cash	4,901,392	3,651,197
Accounts receivable, net	9,424,697	5,587,077
Accounts receivable - affiliate	307,351	394,026
Prepaid expenses, inventory and other assets	6,207,626	7,292,565
Deferred income taxes	5,190,855	5,451,118
TOTAL ASSETS	$495,355,198	$409,953,340
LIABILITIES
Mortgage loans, net	$357,170,859	$297,318,816
Unsecured notes, net	23,530,323	-
Accounts payable and accrued liabilities	16,534,533	13,813,623
Advance deposits	2,570,635	1,572,388
Dividends and distributions payable	3,229,002	3,073,483
TOTAL LIABILITIES	$403,035,352	$315,778,310
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized;
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,300,000 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	13,000	13,000
Common stock, par value $0.01, 49,000,000 shares authorized, 14,121,081 shares and 14,078,831 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	141,211	140,788
Additional paid-in capital	146,360,268	146,249,339
Unearned ESOP shares	(4,572,942)	(4,633,112)
Distributions in excess of retained earnings	(50,558,067)	(48,765,860)
Total Sotherly Hotels Inc. stockholders’ equity	91,399,570	93,020,255
Noncontrolling interest	920,276	1,154,775
TOTAL EQUITY	92,319,846	94,175,030
TOTAL LIABILITIES AND EQUITY	$495,355,198	$409,953,340

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017

REVENUE
Rooms department	$28,285,445	$27,366,634
Food and beverage department	8,351,983	8,323,759
Other operating departments	5,098,128	3,004,493
Total revenue	41,735,556	38,694,886
EXPENSES
Hotel operating expenses
Rooms department	6,700,381	6,682,279
Food and beverage department	6,395,076	5,728,473
Other operating departments	1,528,327	600,020
Indirect	15,233,256	14,205,231
Total hotel operating expenses	29,857,040	27,216,003
Depreciation and amortization	5,634,190	4,061,097
Loss on disposal of assets	3,739	-
Corporate general and administrative	1,546,300	1,712,082
Total operating expenses	37,041,269	32,989,182
NET OPERATING INCOME	4,694,287	5,705,704
Other income (expense)
Interest expense	(4,177,019)	(3,813,717)
Interest income	81,704	39,705
Unrealized gain (loss) on hedging activities	12,730	(15,945)
Gain on sale of assets	—	100,407
Gain on involuntary conversion of assets	870,741	1,041,815
Net income before income taxes	1,482,443	3,057,969
Income tax provision	(305,955)	(171,937)
Net income	1,176,488	2,886,032
Less: Net loss (income) attributable to the noncontrolling interest	30,013	(229,942)
Net income attributable to the Company	1,206,501	2,656,090
Distributions to preferred stockholders	(1,444,844)	(805,000)
Net (loss) income available to common stockholders	$(238,343)	$1,851,090
Net (loss) income per share available to common stockholders
Basic & Diluted	$(0.02)	$0.13
Weighted average number of common shares outstanding
Basic & Diluted	13,472,221	14,025,489

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2018 and 2017, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), as well as the ten wholly-owned properties in the portfolio that were under the Company’s control during the three months ended March 31, 2018 and the corresponding periods in 2017 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hampton Marina which was sold in February 2017, our interest in the Hyde Resort & Residences which was acquired on January 30, 2017, or the Hyatt Centric Arlington which we acquired in March 2018.  The composite portfolio metrics represent all of the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences during the three months ended March 31, 2018 and the corresponding periods in 2017.

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Actual Portfolio Metrics
Occupancy %	67.6%	70.1%
ADR	$157.80	$149.08
RevPAR	$106.63	$104.52
Same-Store Portfolio Metrics
Occupancy %	66.8%	69.8%
ADR	$155.53	$150.08
RevPAR	$103.84	$104.80
Composite Portfolio Metrics
Occupancy %	66.5%	69.8%
ADR	$168.37	$150.65
RevPAR	$112.03	$105.10

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2018 and 2017, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q1 2018	Q1 2017	Q1 2016
Crowne Plaza Tampa Westshore Tampa, Florida	90.6%	85.7%	83.7%
The DeSoto Savannah, Georgia	56.7%	66.8%	74.5%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	84.3%	80.9%	76.8%
DoubleTree by Hilton Laurel Laurel, Maryland	50.6%	50.2%	44.5%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	71.1%	69.1%	73.1%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	71.4%	74.2%	69.4%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	77.8%	83.0%	88.5%
Georgian Terrace Atlanta, Georgia	63.6%	74.6%	70.2%
Hotel Ballast (1) Wilmington, North Carolina	51.4%	64.1%	58.6%
Hyatt Centric Arlington (2) Arlington, Virginia	72.2%	80.2%	79.1%
Sheraton Louisville Riverside Jeffersonville, Indiana	51.6%	57.5%	51.1%
The Whitehall Houston, Texas	57.6%	65.5%	64.8%
Hyde Resort & Residences (3) Hollywood Beach, Florida	52.3%	39.3%	N/A
All properties weighted average (2)	66.9%	71.6%	70.8%

1	Property undergoing renovation during the current quarter.
2

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

3	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

ADR

	Q1 2018	Q1 2017	Q1 2016
Crowne Plaza Tampa Westshore Tampa, Florida	$140.82	$136.95	$130.90
The DeSoto Savannah, Georgia	$178.65	$162.04	$157.34
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$144.30	$132.16	$122.43
DoubleTree by Hilton Laurel Laurel, Maryland	$109.13	$113.28	$100.06
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$128.84	$120.02	$121.90
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$133.58	$135.59	$134.87
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$226.52	$216.61	$221.48
Georgian Terrace Atlanta, Georgia	$191.17	$171.32	$160.52
Hotel Ballast (1) Wilmington, North Carolina	$131.36	$126.66	$128.12
Hyatt Centric Arlington (2) Arlington, Virginia	$166.91	$174.40	$153.51
Sheraton Louisville Riverside Jeffersonville, Indiana	$120.39	$121.10	$141.14
The Whitehall Houston, Texas	$147.11	$161.18	$149.40
Hyde Resort & Residences (3) Hollywood Beach, Florida	$357.72	$397.16	N/A
All properties weighted average (2)	$166.77	$154.02	$148.54

1	Property undergoing renovation during the current quarter.
2

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

3	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

RevPAR

	Q1 2018	Q1 2017	Q1 2016
Crowne Plaza Tampa Westshore Tampa, Florida	$127.56	$117.43	$109.57
The DeSoto Savannah, Georgia	$101.36	$108.29	$117.29
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$121.65	$106.92	$94.08
DoubleTree by Hilton Laurel Laurel, Maryland	$55.26	$56.83	$44.53
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$91.59	$82.90	$89.12
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$95.36	$100.63	$93.60
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$176.17	$179.81	$196.11
Georgian Terrace Atlanta, Georgia	$121.49	$127.77	$112.74
Hotel Ballast (1) Wilmington, North Carolina	$67.48	$81.18	$75.13
Hyatt Centric Arlington (2) Arlington, Virginia	$120.57	$139.78	$121.38
Sheraton Louisville Riverside Jeffersonville, Indiana	$62.12	$69.61	$72.19
The Whitehall Houston, Texas	$84.74	$105.55	$96.86
Hyde Resort & Residences (3) Hollywood Beach, Florida	$187.03	$155.97	N/A
All properties weighted average (2)	$111.52	$110.23	$105.24

1	Property undergoing renovation during the current quarter.
2

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

3	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Net (loss) income available to common stockholders	$(238,343)	$1,851,090
Add: Net (loss) income attributable to noncontrolling interest	(30,013)	229,942
Depreciation and amortization	5,634,190	4,061,097
Gain on involuntary conversion of assets	(870,741)	(1,041,815)
Loss (gain) on disposal and/or sale of assets	3,739	(100,407)
FFO	$4,498,832	$4,999,907
Decrease in deferred income taxes	260,262	118,050
Unrealized (gain) loss on hedging activities	(12,730)	15,945
Adjusted FFO available to common stockholders	$4,746,364	$5,133,902

Weighted average number of shares outstanding, basic	13,472,221	14,025,489

Weighted average number of non-controlling units	1,778,140	1,778,140

Weighted average number of shares and units outstanding, basic	15,250,361	15,803,629

FFO per share and unit	$0.29	$0.32

Adjusted FFO per share and unit	$0.31	$0.32

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Net (loss) income available to common stockholders	$(238,343)	$1,851,090
Add: Net (loss) income attributable to noncontrolling interest	(30,013)	229,942
Interest expense	4,177,019	3,813,717
Interest income	(81,704)	(39,705)
Income tax provision	305,955	171,937
Depreciation and amortization	5,634,190	4,061,097
Loss (gain) on disposal and/or sale of assets	3,739	(100,407)
Gain on involuntary conversion of assets	(870,741)	(1,041,815)
Distributions to preferred stockholders	1,444,844	805,000
EBITDA	10,344,946	9,750,856
Corporate general and administrative	1,546,300	1,712,082
Unrealized (gain) loss on hedging activities	(12,730)	15,945
Hotel EBITDA	$11,878,516	$11,478,883

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets, (14) distributions to preferred stockholders and (15) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.